FIRST AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of the 1ST day of October 2009, to the Fund Administration Servicing Agreement, dated as of September 14, 2007, (the "Agreement"), is entered into by and between PROSPECTOR FUNDS, INC., a Maryland corporation, (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROSPECTOR FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Peter N. Perugini	By: /s/ Michael R. McVoy

Name: Peter N. Perugini	Name: Michael R. McVoy

Title: Treasurer	Title: Executive Vice President

Exhibit B to the Fund Administration Servicing Agreement – Prospector Funds, Inc.

FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE At October 1, 2009

Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
_____ basis points on the first $_____
_____ basis points on the next $_____
_____ basis points on the balance
Minimum annual fee:  $_____ per fund portfolio

International Funds
Annual Fee Based Upon Market Value Per Fund*
_____ basis points on the first $_____
_____ basis points on the next $_____
_____ basis points on the next $_____
_____ basis points on the balance
Minimum annual fee:  $_____ per fund portfolio

Advisor Information Source Web Portal
•  $_____ /fund/month
•  $_____ /fund/month for clients using an external administration service
•  Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, Fund federal and state regulatory filing fees, certain insurance premiums, expenses incurred in connection with attending  board of directors meetings, Fund auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC 15c reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post- performance reporting.

Legal Administration fee will be charged if USBFS assists in the development of annual registration statement updates and/or supplements.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Exhibit B (continued) to the Fund Administration Servicing Agreement – Prospector Funds, Inc.

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at October 1, 2009

Multiple Classes – Add the following for each class beyond the first class:
▪  _____ basis point at each level
▪  $_____ /class minimum

Annual Legal Administration – Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪  _____ basis point at each level, or $_____ minimum

Additional Services:
▪  New fund launch – as negotiated based upon specific requirements
▪  Subsequent new fund launch – $_____ /project
▪  Subsequent new share class launch – $_____ /project
▪  Multi-managed funds – as negotiated based upon specific requirements
▪  Proxy – as negotiated based upon specific requirements

Daily Pre- and Post-Tax Performance Reporting
▪  Performance Service – $_____ /CUSIP per month
▪  Setup – $_____ /CUSIP
▪  Conversion – quoted separately
▪  FTP Delivery – $_____ setup /FTP site

Daily Compliance Services (Charles River)
▪  Base fee – $_____ /fund per year
▪  Setup – $_____ /fund group
▪  Data Feed  – $_____ /security per month

SEC §15(c) Reporting
▪  $_____ /fund per report – first class
▪  $_____ /additional class report

Electronic Board Materials
▪  USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪  Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪  Complete application, data and user security – data encryption and password protected
▪  On-line customized board materials preparation workflow
▪  Includes web-based and local/off-line versions
▪  Includes complete initial and ongoing user training
▪  Includes 24/7/365 access via toll free number
▪  Includes remote diagnostics for each user, including firewall and network issues
▪  Triple server backup / failover

Annual Fee
▪  $_____ /year (includes 10 external users)
▪  $_____ /year per additional user
▪  $_____ implementation/setup fee

Exhibit B (continued) to the Fund Administration Servicing Agreement – Prospector Funds, Inc.

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE at October 1, 2009

Chief Compliance Officer Support Services

U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
•  Business Line Functions Supported
•  Fund Administration and Compliance
•  Transfer Agent and Shareholder Services
•  Fund Accounting
•  Custody Services
•  Securities Lending Services
•  Distribution Services
•  Daily Resource to Fund CCO, Fund Board, Advisor
•  Provide USBFS/USB Critical Procedures & Compliance Controls
•  Daily and Periodic Reporting
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line CCO Education & Training
•  Due Diligence Review of USBFS Service Facilities
•  Quarterly USBFS Certification
•  Board Meeting Presentation and Board Support
•  Testing, Documentation, Reporting

Annual Fee Schedule*
•  $_____ per service line per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.